Exhibit 10.2

XPO, INC.
 EMPLOYEE STOCK PURCHASE PLAN
as amended and restated on October 29, 2024

SECTION 1. PURPOSE OF THE PLAN.

The purpose of the XPO, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide Eligible Employees (defined in Section 15, below) with an opportunity to increase their proprietary interest in the success of XPO, Inc. (the “Company”) by purchasing Stock (defined in Section 15, below) on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code. The Plan shall be effective on the date the Plan is first adopted by the Board (the “Effective Date”). The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company in accordance with Section 14.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a)     Plan Administrator. The Plan shall be administered by the Board. The Board has delegated its full authority under the Plan to the Committee, and the Committee may further delegate any or all of its authority under this Plan to such senior management employee(s) of the Company as it may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board. The authority that may be delegated by the Committee includes, without limitation, the authority to determine procedures for Eligible Employees to enroll in or withdraw from the Plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings.

(b)     Administrator Responsibilities. The Administrator shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. The Administrator may retain outside entities and professionals to assist in the administration of the Plan, including, without limitation, a vendor or vendors to perform enrollment and brokerage services. The rights and privileges of all employees purchasing Stock under the Plan shall be the same.

(c)     Insider Trading Policy. If the XPO Insider Trading Policy applies to the Participant, the terms of the XPO Insider Trading Policy shall supersede the applicable terms of this Plan.

SECTION 3. ENROLLMENT AND PARTICIPATION.

(a)     Offering Periods. While the Plan is in effect, two Offering Periods shall commence in each calendar year. Unless otherwise determined by the Administrator, Offering Periods shall consist of the six-month periods commencing on each June 1 and December 1.

(b)     Enrollment. Unless otherwise determined by the Administrator, any individual who qualifies as an Eligible Employee on April 1 or October 1 prior to the applicable Offering Periods beginning on June 1 or December 1, respectively, may elect to become a Participant in the Plan for such applicable Offering Period by completing the enrollment process prescribed for this purpose by the Administrator.

(c)     Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she (1) ceases to be an Eligible Employee, (2) withdraws from the Plan within the time periods proscribed under Section 5(a), or (3) reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 8(b). A Participant who withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

SECTION 4. EMPLOYEE CONTRIBUTIONS.

(a)     Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur during the Offering Period on the payment dates of all Compensation while a Participant.

(b)     Amount of Payroll Deductions. An Eligible Employee shall designate in the enrollment process the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than one percent (1%) and not more than ten percent (10%). The Eligible Employee’s election hereunder shall remain in place until it is either (i) discontinued (pursuant to Subsection (c)), (ii) withdrawn (pursuant to Section 5) or (iii) automatically withdrawn (pursuant to Section 6).

(c)     Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so at any time prior to the last 14 days of an Offering Period (i.e. May 16 for the purchase date occurring on May 31 or November 15 for the purchase date occurring on November 30) by using the process prescribed for this purpose by the Administrator. Payroll withholding shall cease as soon as reasonably practicable after such notification. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b)). A Participant who has discontinued employee contributions may resume such contributions by using the process prescribed for this purpose by the Administrator.

SECTION 5. WITHDRAWAL FROM THE PLAN.

(a)     Withdrawal. A Participant may elect to withdraw from the Plan at any time prior to 14 days prior to the applicable purchase date (i.e. May 16 for the purchase date occurring on May 31 or November 15 for the purchase date occurring on November 30) by using the process and timing prescribed for this purpose by the Administrator. As soon as reasonably practicable after the effective date of a Participant’s withdrawal, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b)     Re-enrollment after Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6. CHANGE IN EMPLOYMENT STATUS.

(a)     Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b)     Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on an approved leave of absence. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c)     Death. In the event of the Participant’s death the amount credited to his or her Plan Account, and any shares of Stock held by the ESPP Broker, shall be paid to the Participant’s estate.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)     Plan Accounts. A Plan Account shall be maintained in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b)     Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be ninety percent (90%) of the Fair Market Value of such share on the last trading day in such Offering Period.

(c)     Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously withdrawn from the Plan in accordance with Section 5(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than one thousand (1,000) shares of Stock with respect to any Offering Period (such share limit may be updated by the Administrator from time to time) nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

(d)     Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e)     Issuance of Stock. At or as promptly as practicable after the last day of each Offering Period, the Company will deliver the shares of Stock purchased to the ESPP Broker for deposit into the Participant’s account. Such Participant's ESPP Broker account shall be registered in the name of the Participant.

The Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of such shares at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant’s ESPP Broker account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the foregoing holding period has been satisfied, the Participant may move those shares to another brokerage account of Participant’s choosing or receive a certificate for such shares.

If a Participant elects to withdraw shares in certificated form, one or more certificates for whole shares shall be issued in the name of, and delivered to, the Participant. A Participant seeking to withdraw, sell or transfer shares of Stock must give instructions to the ESPP Broker in such manner and form as may be prescribed by the Administrator and the ESPP Broker, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 7(f), below.

Each Participant shall be required to notify the Company in the event of the disposition of any of such shares, including for shares transferred away from the ESPP Broker to another brokerage account and for shares withdrawn in certificated form.

(f)     Costs and Expenses. Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the ESPP Broker and any brokerage fees and commissions for the purchase of Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the ESPP Broker may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 7(e)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to participants. In no circumstance shall the Company pay any brokerage fees and commissions for the sale or disposition of Stock acquired under the Plan by a Participant.

(g)     Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for a fractional share shall be refunded to the Participant in cash, without interest. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, or Section 13(a) shall be refunded to the Participant in cash, without interest.

(h)     Shareholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s shareholders have approved the adoption of the Plan.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

(a)     Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing five percent (5%) or more of the total combined voting power or value (determined under Section 423 of the Code) of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i)     Ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

(ii)     Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)     For purposes of applying subsection (ii), each Participant shall be deemed to have the right or option to purchase one thousand (1,000) shares (such share limit may be updated by the Administrator from time to time) of Stock under this Plan with respect to each Offering Period.

(b)     Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i)     In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year under this Plan.

(ii)     In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under this Plan in the current calendar year and in the immediately preceding calendar year.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or monies to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employment of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A SHAREHOLDER.

A Participant shall have no rights as a shareholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 12. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 13. STOCK OFFERED UNDER THE PLAN.

(a)     Authorized Shares. The aggregate authorized number of shares of Stock under the Plan is 5,260,143, including an additional 1,304,110 and 1,956,033 shares added through an anti-dilution adjustment made in connection with the spin-off of GXO Logistics, Inc. and RXO, Inc., respectively, subject to adjustment pursuant to this Section 13.

(b)     Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the one thousand (1,000) (as may be adjusted from time to time) share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Administrator for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s shareholders or a similar event.

(c)     Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. EFFECTIVE DATE; TERM OF PLAN; AMENDMENT OR DISCONTINUANCE.

The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the Effective Date. No right may be granted under the Plan prior to such stockholder approval. The Plan shall be in effect until the tenth (10th) anniversary of the Effective Date, unless sooner terminated under this Section 14. The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan. Any amendment that increases the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the shareholders of the Company within twelve (12) months before, or twelve (12) months after, the Board’s adoption of the amendment. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of the Company to the extent required by an applicable law or regulation. To the extent an amendment does not require shareholder or Board approval (as described above), the Committee shall have the authority to make technical and administrative amendments to the Plan for the sole purpose of carrying out its administrative responsibilities under the Plan.

SECTION 15. DEFINITIONS.

(a)     “Administrator” or “Plan Administrator” means the Committee or the persons acting within the scope of their authority to administer the Plan pursuant to a delegation of authority from the Committee pursuant to Section 2(a).

(b)     “Board” means the Board of Directors of the Company, as constituted from time to time.

(c)     “Code” means the Internal Revenue Code of 1986, as amended.

(d)     “Committee” means the Compensation and Human Capital Committee of the Board.

(e)     “Company” means XPO, Inc., a Delaware corporation.

(f)     “Compensation” means the compensation-related items that the Administrator determines for an applicable Offering Period, including: (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, commissions, overtime pay and shift premiums, short-term disability payments, PTO and holiday pay plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans (including non-qualified deferred compensation plans), income attributable to equity awards or the exercise of stock options, and similar items. The Administrator shall determine whether a particular item is included in Compensation and any changes to the inclusion or exclusion of any particular item as Compensation shall be communicated prior to the applicable Offering Period.

(g)     “Corporate Reorganization” means:

(i)     The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii)     The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(h)     “Eligible Employee” means any common-law employee who is employed by a Participating Company on April 1 or October 1. The following are excluded from the definition of an Eligible Employee:

(i)     any individual whose participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if complying with such laws would cause non-conformity with the requirements of Section 423 of the Code;

(ii)     any employee who is covered by a collective bargaining agreement, if the collective bargaining agreement excludes the employee (or the bargaining unit of which the employee is a member) from participation in the Plan;

(iii)     to the extent permitted by Section 423 of the Code, any individual designated by a Participating Company as an independent contractor, even if the individual later is determined by a court of competent jurisdiction to be a common law employee of a Participating Company; and

(iv)    any employee of a Participating Company who is both a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code and subject to the disclosure requirements of Section 16(a) of the Exchange Act as of the first day of an Offering Period. Whether an employee is a highly compensated employee for Plan purposes will be determined on whether the employee is a highly compensated employee under any of the qualified retirement plans sponsored by XPO, Inc. or an affiliate, with the applicable measuring period based on the calendar year.

(i)    “ESPP Broker” means a stock brokerage or other entity designated by the Administrator to establish accounts for Stock purchased under the Plan by Participants.

(j)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)     “Fair Market Value” means with respect to the Stock as of any given date, (i) the closing per-share sales price of the Stock as reported by the Applicable Exchange for such stock exchange or if there were no sales on such date, on the closest preceding date on which there was a sale of Stock or (ii) in the event there shall be no public market for the Stock on such date, the fair market value of the Stock as determined in good faith by the Committee. Such determination shall be conclusive and binding on all persons. For purposes of the foregoing, “Applicable Exchange” means the New York Stock Exchange LLC or any other national stock exchange or quotation system on which the Stock may be listed or quoted.

(l)     “Offering Period” means a six-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

(m)     “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b). Only Eligible Employees may become Participants in this Plan.

(n)     “Participating Company” means (i) the Company and (ii) each present or future Subsidiary that is affirmatively designated by the Committee as a Participating Company. Except as provided in the preceding sentence, no other Subsidiary shall be a Participating Company. Notwithstanding the foregoing, the term “Participating Company” shall not include any Subsidiary that offers its employees the opportunity to participate in an employee stock purchase plan covering the Subsidiary’s common stock. Each of the following entities is a Participating Company under the Plan:

Entity Name	Formation Country
XPO, Inc.	USA
XPO Logistics Freight Canada Inc.	Canada

XPO Enterprise Services, LLC	USA
XPO Logistics Freight, Inc.	USA
XPO LTL Solutions, LLC	USA
XPO Manufacturing, LLC	USA
XPO Transport Solutions Ireland Limited	Ireland
XPO Bulk UK Limited	UK
XPO Global Forwarding UK Limited	UK
XPO Holdings UK and Ireland Limited	UK
XPO Maintenance UK Limited	UK
XPO Transport Solutions UK Limited	UK

The Administrator is authorized to change a present or future Subsidiary’s designation as a Participating Company at any time without additional shareholder approval.

The Administrator shall have the power and authority to allow a Subsidiary located outside the United States to participate in the Plan. In order to comply with applicable laws governing the foreign country in which the Subsidiary is located, the Administrator may adopt an addendum to the Plan that adds any special terms and conditions that are necessary to comply with the laws of such country. Without limiting the authority of the Administrator, the special terms and conditions which may be established with respect to any foreign country, and which need not be the same for all foreign countries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of participants, the ability to contribute to the Plan via means other than payroll deductions, the purchase price of any shares of Stock to be acquired, the length of any Offering Period, the maximum amount of contributions, credits or shares of Stock which may be acquired by any participating employees, and an Eligible Employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of shares of Stock hereunder, or termination of employment. Any purchases made pursuant to the provisions of this Section 15(n) shall not be subject to the requirements of Section 423 of the Code.

(o)     “Plan” means this XPO, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

(p)     “Plan Account” or “Account” means the account established and maintained on behalf of each Participant by the Company for the purpose of investing in Stock and engaging in other transactions permitted under the Plan pursuant to Section 7(a). The funds allocated to a Participant’s Account shall remain the property of the Participant at all times but may be commingled with the general funds of the Company, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

(q)     “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(r)     “Stock” means the Common Stock of the Company, with par value of $0.001 per share.

(s)     “Subsidiary” means any corporation, limited liability company, partnership, trust, joint venture, association, unincorporated organization or other enterprise in which XPO, Inc. holds, directly or indirectly, a greater than 50% ownership (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock or ownership rights possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or ownership rights in one of the other entities in such chain.

SECTION 16. MISCELLANEOUS.

(a)     Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(b)    Plan Effective Date and Shareholder Approval. The Plan was adopted by the Board on October 18, 2017, and became effective upon approval by the Company’s stockholders on December 20, 2017 by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code.